As filed with the Securities and Exchange Commission on May 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORAUTUS GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0687976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Fifth Street, Suite 700, Atlanta, Georgia, 30308

(Address of principal executive offices, including zip code)

Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

(Full title of the plan)

Richard E. Otto Corautus Genetics Inc. 75 Fifth Street, Suite 700 Atlanta, Georgia 30308	Copy to: David K. Brown, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, N.E. Suite 5300 Atlanta, Georgia 30308 (404) 527-4000
(Name and address of agent of service)
(404) 526-6200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, Common Stock, $0.001 par value per share	1,000,000 shares	$0.79	$790,000	$85.00
TOTAL:	1,000,000 shares	$0.79	$790,000	$85.00

(1)	The offering price of the shares that may be acquired pursuant to the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated, are not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of Corautus’ common stock on May 18, 2006 as quoted on the NASDAQ Capital Market. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated.

PART I

Explanatory Note

On March 16, 2006, the Board of Directors of Corautus Genetics Inc. (“Corautus”) approved an amendment to the Corautus Genetics Inc. 2002 Stock Plan, as amended and restated (the “Plan”), to increase the maximum number of shares of Common Stock, par value $0.001 per share, that may be issued under the Plan by 1,000,000 additional shares, and submitted such amendment to the stockholders for approval. On May 11, 2006, the Corautus stockholders approved such amendment. This Registration Statement has been filed to register the additional 1,000,000 shares of Common Stock issuable under the Plan.

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by Corautus’ previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2003 (Registration Statement No. 333-108314) for the Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows Corautus to “incorporate by reference” the information Corautus files with the Commission, which means that Corautus can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Registration Statement, and later information that Corautus files with the Commission will automatically update and supersede this information. Corautus incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until Corautus files a post-effective amendment that indicates all securities offered in this Registration Statement have been sold or that de-registers all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Corautus has filed the following documents with the Commission that are incorporated by reference as of their respective dates:

(1) Corautus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 20, 2006;

(2) Corautus’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 filed on May 15, 2006;

(3) Corautus’ Current Reports on Form 8-K filed January 11, 2006, February 6, 2006, March 14, 2006, April 10, 2006, and May 15, 2006 (excepting the Item 2.02 current report furnished on such date); and

(4) The description of Corautus’ common stock as contained in Corautus’ Registration Statement on Form 8-A as filed with the Commission on October 12, 2004, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Corautus Genetics Inc.

Investor Relations

75 Fifth Street, Suite 700

Atlanta, Georgia 30308

Telephone: (404) 526-6210

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 22, 2006.

CORAUTUS GENETICS INC.
(Registrant)

By:	/s/ Robert T. Atwood
Robert T. Atwood
Chief Financial Officer (Principal Financial Officer), Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Atwood, Jack W. Callicutt and Richard E. Otto, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated as of May 22, 2006, have signed this registration statement.

Signatures	Title

/s/ James C. Gilstrap James C. Gilstrap	Chairman of the Board

/s/ Richard E. Otto Richard E. Otto	President and Chief Executive Officer (Principal Executive Officer) Director

/s/ Robert T. Atwood Robert T. Atwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer) Director

/s/ Eric N. Falkenberg Eric N. Falkenberg	Director

/s/ John R. Larson John R. Larson	Director

/s/ F. Richard Nichol F. Richard Nicol, Ph.D.	Director

/s/ B. Lynne Parshall B. Lynne Parshall	Director

Director
Ivor Royston

Director
Victor Schmitt

/s/ Jack W. Callicutt Jack W. Callicutt	Vice President- Finance and Administration, Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Corautus Genetics Inc. 2002 Stock Plan, as amended and restated

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)